SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 1, 2001


                             STILWELL FINANCIAL INC.
               (Exact name of company as specified in its charter)


         DELAWARE                      001-15253                43-1804048
------------------------------    --------------------    ----------------------
  (State or other jurisdiction     (Commission file            (IRS Employer
        of incorporation)               number)           Identification Number)


            920 Main Street, 21st Floor, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                                (816) 218 - 2400


                                 Not Applicable
          (Former name or former address if changed since last report)



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Item 2.           Acquisition or Disposition of Assets

         During the first five months of 2001, Stilwell Financial Inc. ("Stilwell"; the "Company") purchased 802,042 shares of Janus Capital Corporation ("Janus") common stock from several Janus minority stockholders at a total cost of approximately $806 million. Stilwell funded these acquisitions through a combination of cash, borrowings under existing credit facilities and the issuance of zero-coupon convertible debt securities. The details of these transactions follow.

Acquisition from minority stockholders other than Thomas H. Bailey

         During March and April 2001, Stilwell acquired 202,042 shares of Janus common stock from several minority stockholders. Approximately 163,900 of these shares were acquired by certain Janus employees in 1995 when Janus stock ownership was first extended to a broader group of key management employees other than Mr. Thomas H. Bailey, Janus's Chairman, President and Chief Executive Officer. The remainder of the shares had been held since 1984 or before. Stilwell purchased the shares through the exercise of put rights, virtually eliminating all mandatory put rights to Stilwell except for those on remaining shares held by Mr. Bailey.

         The purchase price for these shares totaled approximately $203 million, which was funded through cash and borrowings under the Company's credit facilities. In connection with the transactions, amounts owed to Stilwell by certain of the selling minority stockholders were repaid (see information in Note 10 to the consolidated financial statements under Part II Item 8, Financial Statements and Supplementary Data, of the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

Acquisition from Thomas H. Bailey

         On May 1, 2001, Stilwell purchased 600,000 shares of Janus common stock from Mr. Bailey. The purchase price of the shares totaled approximately $603 million. In addition, Stilwell paid to Mr. Bailey approximately $7 million representing interest expense that began to accrue on the unpaid purchase price 30 days after Stilwell received notice of Mr. Bailey's decision to exercise his put right. Stilwell funded the purchase price and associated interest with proceeds received in connection with its zero-coupon convertible debt offering (see below).

Net effect of Acquisitions

         Stilwell accounted for these transactions using the purchase method of accounting. Based on initial estimates, the purchase price exceeded the fair value of the net tangible assets acquired by approximately $796 million and this excess was recorded as identified intangible assets and goodwill to be amortized over a period of 20 years. The Company expects to have an independent valuation completed in order to determine the actual allocation of purchase price for the shares acquired, which will affect the levels of goodwill and other intangibles, as well as the periods over which these assets will be amortized. In addition, the Financial Accounting Standards Board recently adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("FAS 142"), which establishes new standards for recording and amortizing goodwill and identifiable intangible assets. All of the provisions of FAS 142 are required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. The adoption by Stilwell of FAS 142 - expected to occur on January 1, 2002 - will impact the amount of amortization expense recorded in the Statement of Income.

      With the closing of these transactions, Stilwell's ownership stake in Janus has increased to approximately 90.3%. Mr. Bailey continues to hold approximately 6.2% of the Janus common stock and more than 150 other Janus employees own approximately 3.5%.


                                       2
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Issuance of zero-coupon convertible debt securities

      On April 30, 2001, Stilwell completed an offering of approximately $931 million principal amount at maturity of zero-coupon convertible senior notes due April 30, 2031. The convertible securities were offered only to qualified institutional buyers at an initial offering price of $741.37 per $1,000 principal amount at maturity, resulting in gross proceeds to Stilwell of approximately $690 million (prior to consideration of approximately $15.5 million in debt issuance costs). The total gross proceeds received include approximately $90 million from the exercise of an over-allotment option by the underwriter. The issue price represents a yield to maturity of 1% per year. Additionally, to the extent that Stilwell's average common stock price exceeds certain thresholds, Stilwell could be required to pay contingent interest at a rate of the greater of Stilwell's regular quarterly cash dividend or 0.0625% of the average market price of the security over a specified time period.

      Each $1,000 principal amount at maturity of the convertible securities will initially be convertible into 17.1544 shares of common stock upon the occurrence of any of the following events: i) if the closing prices of Stilwell's shares of common stock on the New York Stock Exchange exceed specified levels; ii) if, after the date on which the convertible securities have been assigned a credit rating, the credit rating assigned is below a specified level; iii) if Stilwell calls the convertible securities for redemption; or iv) in the event that Stilwell takes certain corporate actions, such as declaration of an extraordinary dividend. Stilwell may redeem the convertible securities for cash on or after April 30, 2006 at their accreted value. Stilwell also may be required to repurchase the convertible securities at the accreted value thereof, at the option of the holders on April 30, 2002, 2004, 2006, 2011, 2016, 2021 and 2026. Stilwell may choose to pay the purchase price for such repurchases in cash or shares of Stilwell common stock.

      The proceeds received from the offering were used to purchase 600,000 shares of Janus common stock and to pay associated interest to Mr. Bailey as discussed above. Any proceeds remaining (after payment of debt issuance costs) are available for general corporate purposes.


Summary

          Stilwell disclosed the acquisition of Janus common stock from Mr. Bailey in Item 5, Other Information, as part of the March 31, 2001 Form 10-Q. The acquisitions from the other minority stockholders and the issuance of the zero-coupon convertible debt securities were disclosed in the Notes to the Consolidated Condensed Financial Statements included in the March 31, 2001 Form 10-Q. Included as Item 7 herein are the pro forma financial statements associated with these transactions. Because it was impracticable to file such required pro forma financial statements at the time of initial disclosure, Stilwell is hereby filing the pro forma financial statements within 60 days after the date of filing its notice of the acquisition pursuant to regulations set forth by the Securities and Exchange Commission.


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Item 7.          Financial Statements and Exhibits

(b)              Pro forma financial information

                 Exhibit No.                       Document
                 (99)                   Additional Exhibits


                 99.1 Introductory Comments to Unaudited Pro Forma Financial Information, is attached as Exhibit 99.1


                 99.2 Unaudited Pro Forma Consolidated Condensed Balance Sheet at March 31, 2001, is attached hereto as Exhibit 99.2


                 99.3 Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 2000, is attached hereto as Exhibit 99.3


                 99.4 Unaudited Pro Forma Consolidated Condensed Statement of Income for the three months ended March 31, 2001, is attached hereto as Exhibit 99.4


                 99.5 Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                        Statements, is attached hereto as
                                        Exhibit 99.5


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Stilwell Financial Inc.


Date: July 13, 2001               By:        /s/  Douglas E. Nickerson
                                     -------------------------------------------
                                               Douglas E. Nickerson
                                          Vice President and Controller
                                          (Principal Accounting Officer)